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                                                                    EXHIBIT 99.1


                        CONSENT OF ANDREA L. VAN DE KAMP

     I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement to be filed by Maguire Properties, Inc. on Form S-11 and the related Prospectus and any amendments thereto.


Dated: November 7, 2002

                                   ANDREA L. VAN DE KAMP

                                   /s/ ANDREA L. VAN DE KAMP
                                   ---------------------------------
                                   Andrea L. Van de Kamp